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                                                                    Exhibit 99.1
                          [LETTERHEAD KULICKE & SOFFA]

[LOGO] Kulicke & Soffa


NEWS for Immediate Release

        Kulicke & Soffa Reports Preliminary Results for Fiscal Year 2002

A conference call to discuss these results will be held today beginning at 9:00 AM EST. Interested participants may call 416-695-5259 for the teleconference or log on to www.kns.com for the audio feed.

Willow Grove, PA--November 15, 2002--Kulicke & Soffa Industries, Inc. (Nasdaq:
KLIC) today announced preliminary financial results for its fourth quarter and fiscal year ended September 30, 2002.

During the fourth quarter the Company performed its annual goodwill impairment test required under the provisions of SFAS Statement 142 "Goodwill and Other Intangible Assets." The results of this annual test indicated that goodwill related to its Test and Hub Blade reporting units was impaired. The Company estimates that this non-cash impairment charge will be approximately $74.3 million. The amount could be subject to adjustment pending finalization of the calculation.

Revenue for the fourth quarter ended September 30, 2002 was $122.2 million. The fourth quarter 2002 net loss of $195.0 million or $3.95 per fully diluted share included charges for resizing of $6.3 million, other severance charges of $5.0 million recorded in SG&A, and non-cash asset impairment charges of $101.0 million including $74.3 million of estimated goodwill impairment. Additionally, in the fourth quarter the Company recorded a non-cash valuation allowance on U.S. net operating loss carry forwards and other tax credits of $65.3 million.

For the full year ended September 30, 2002, revenue was $464.7 million. The net loss for the year ended September 30, 2002 of $274.1 million or $5.57 per fully diluted share included charges for resizing of $19.7 million, other severance charges of $5.0 million recorded in SG&A, and non-cash asset impairment charges of $105.9 million, including $74.3 million of estimated goodwill impairment. Additionally, in the fourth quarter the Company recorded a non-cash valuation allowance on U.S. net operating loss carry forwards and other tax credits of $65.3 million.

In the fourth quarter ended September 30, 2002, as part of the income tax provision for the period, the Company recorded a non-cash charge of $65.3 million, or $1.32 per fully diluted share, through the establishment of a valuation allowance against its deferred tax asset consisting primarily of U.S. net operating loss carry forwards. The valuation allowance is in accordance with generally accepted accounting principles which require the assessment of the Company's performance and other relevant factors when determining the need for a valuation allowance. Factors such as recent losses are given substantially more weight than forecasts of future profitability. Until the Company

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utilizes these U.S. operating loss carry forwards, the income tax provision will reflect modest levels of foreign taxation.

The Company completed the year with $111.3 million in cash, cash equivalents and short term maturities.

Net bookings for fiscal year 2002 were $470.0 million including $110.0 million in the September quarter. Backlog at September 30, 2002 was $54.0 million compared to $49.0 million as of September 30, 2001 and $66.0 million at the end of the third fiscal quarter of 2002.

C. Scott Kulicke, chairman and chief executive officer, stated, "The non-cash charges that we recorded this quarter are reflective of nearly two years of progressively weakening industry conditions and will not have an impact on future operations. Our near term priorities are to focus on cash flow and to return K&S to profitability, while continuing to provide our customers with leading edge products and services."

He continued, "Our guidance for the first fiscal quarter of 2003 ending December 31, 2002 is for revenue of $95.0 million to $105.0 million."

Kulicke & Soffa is the world's leading supplier of semiconductor assembly and test interconnect equipment, materials and technology. Assembly solutions combine wire bonding equipment with bonding wire and capillaries. Test interconnect solutions include standard and vertical probe cards; ATE interface assemblies and ATE boards for wafer testing; and test sockets and contactors for all types of packages. Kulicke & Soffa's web site address is www.kns.com.

Caution Concerning Forward Looking Statements

This press release contains forward-looking statements which are found in various places throughout the press release. While these forward-looking statements represent our judgments and future expectations concerning the development of our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, those listed or discussed in Kulicke & Soffa Industries' 2001 Annual Report on Form 10-K and: the risk of failure to successfully manage our operations; the risk that anticipated orders may not materialize or that orders received may be postponed or canceled, generally without charges; the risk that anticipated cost savings will not be achieved; the volatility in the demand for semiconductors and our products and services; acts of terrorism and violence; overall global economic conditions; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a substantial foreign customer and supplier base and substantial foreign manufacturing operations; potential instability in foreign capital markets; and other key factors that could adversely affect our businesses and financial performance contained in past and future filings and reports, including those with the SEC. Kulicke & Soffa Industries is under no obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                      # # #

Company Contact: Nancy R. Kyle, 215-784-6436, 215-784-6167 fax, nkyle@kns.com

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                      CONSOLIDATED STATEMENT OF OPERATIONS
               (In thousands, except per share and employee data)
                                   (Unaudited)

                                                           Three months ended                        Twelve months ended
                                                             September 30,                              September 30,
                                                  -------------------------------------      -------------------------------------
                                                       2001               2002 (1)                2001               2002 (1)
                                                  ----------------     ----------------      ---------------     -----------------
Net revenue                                             $ 117,791            $ 122,170            $ 555,003             $ 464,660

Cost of sales                                              93,027               94,348              392,604               365,799
                                                  ----------------     ----------------      ---------------     -----------------

Gross profit                                               24,764               27,822              162,399                98,861
                                                  ----------------     ----------------      ---------------     -----------------

Selling, general and administrative                        33,352               37,933              141,751               139,134
Research and development, net                              13,106               13,672               62,727                52,948
Resizing                                                    3,257                6,274                4,966                19,661
Asset impairment                                                -               26,704                    -                31,594
Goodwill impairment (2)                                         -               74,295                    -                74,295
Amortization of goodwill and intangibles                    6,762                2,423               22,810                 9,864
Purchased in-process research and development                   -                    -               11,709                     -
                                                  ----------------     ----------------      ---------------     -----------------

Loss from operations                                      (31,713)            (133,479)             (81,564)             (228,635)

Interest, net                                              (2,941)              (4,595)              (5,535)              (14,929)
Other income                                                    9                2,000                8,368                 2,010
                                                  ----------------     ----------------      ---------------     -----------------

Loss before income taxes                                  (34,645)            (136,074)             (78,731)             (241,554)

Income taxes (3)                                          (10,372)              58,931              (21,643)               32,561
                                                  ----------------     ----------------      ---------------     -----------------

Loss before cumulative effect of
  change in accounting principle                          (24,273)            (195,005)             (57,088)             (274,115)

Cumulative effect of change in accounting
  principle, net of tax                                         -                    -               (8,163)                    -
                                                  ----------------     ----------------      ---------------     -----------------

Net loss                                                $ (24,273)           $(195,005)           $ (65,251)            $(274,115)
                                                  ================     ================      ===============     =================

Net loss per share:
    Basic                                               $   (0.50)           $   (3.95)           $   (1.34)            $   (5.57)
                                                  ================     ================      ===============     =================
    Diluted                                             $   (0.50)           $   (3.95)           $   (1.34)            $   (5.57)
                                                  ================     ================      ===============     =================

Weighted average shares outstanding:
    Basic                                                  49,010               49,362               48,877                49,217
    Diluted                                                49,010               49,362               48,877                49,217

                                                                                                        September 30,
                                                                                             -------------------------------------
Additional financial data:                                                                        2001                 2002
                                                                                             ---------------     -----------------
Backlog of orders                                                                                 $  49,000             $  54,000

Number of employees                                                                                   3,710                 3,297

(1)  Reflects the adoption of SFAS 142 "Goodwill and Other Intangible Assets"
(2)  Based on preliminary estimate of Goodwill Impairment.
(3) Includes Valuation Allowance on U.S. Net Operating Loss Carry Forwards of $65.3 million.

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                     KULICKE & SOFFA INDUSTRIES, INC.
                   OPERATING RESULTS BY BUSINESS SEGMENT
                              (In thousands)
                                (Unaudited)

Fiscal 2002:

                                                             Packaging     Advanced
                                                Equipment    Materials    Packaging       Test
Quarter ended September 30, 2002:                Segment      Segment      Segment      Segment     Corporate    Consolidated
                                               -----------  -----------  -----------  -----------  -----------  --------------
Net revenue                                     $  45,754    $  42,899    $   4,995    $  28,522    $       -    $    122,170
Cost of sales                                      34,945       31,375        5,874       22,154            -          94,348
                                               -----------  -----------  -----------  -----------  -----------  --------------
Gross profit                                       10,809       11,524         (879)       6,368            -          27,822
Operating costs                                    22,528        9,804        4,848       13,099        3,749          54,028
Resizing costs                                     (1,283)        (569)       8,616         (185)        (305)          6,274
Goodwill impairment (1)                                 -        2,295            -       72,000            -          74,295
Asset impairment                                        -        1,394        8,402            -       16,908          26,704
                                               -----------  -----------  -----------  -----------  -----------  --------------
Income (loss) from operations                   $ (10,436)   $  (1,400)   $ (22,745)   $ (78,546)   $ (20,352)   $   (133,479)
                                               ===========  ===========  ===========  ===========  ===========  ==============

Twelve months ended September 30, 2002:

Net revenue                                     $ 169,469    $ 157,176    $  23,317    $ 114,698    $       -    $    464,660
Cost of sales                                     142,965      118,080       25,068       79,686            -         365,799
                                               -----------  -----------  -----------  -----------  -----------  --------------
Gross profit                                       26,504       39,096       (1,751)      35,012            -          98,861
Operating costs                                    84,707       29,146       21,087       51,382       15,624         201,946
Resizing costs                                      4,781          167        9,720        4,715          278          19,661
Goodwill impairment (1)                                 -        2,295            -       72,000            -          74,295
Asset impairment                                    2,165        2,874        8,402        1,245       16,908          31,594
                                               -----------  -----------  -----------  -----------  -----------  --------------
Income (loss) from operations                   $ (65,149)   $   4,614    $ (40,960)   $ (94,330)   $ (32,810)   $   (228,635)
                                               ===========  ===========  ===========  ===========  ===========  ==============

Fiscal 2001:

                                                             Packaging     Advanced
                                                Equipment    Materials    Packaging      Test
Quarter ended September 30, 2001:                Segment      Segment      Segment     Segment      Corporate    Consolidated
                                               -----------  -----------  -----------  -----------  -----------  --------------
Net revenue                                     $  54,128    $  29,590    $   8,215    $  25,858    $       -    $    117,791
Cost of sales                                      41,567       22,697        6,986       21,777            -          93,027
                                               -----------  -----------  -----------  -----------  -----------  --------------
Gross profit                                       12,561        6,893        1,229        4,081            -          24,764
Operating costs                                    21,192        6,269        5,974       15,728        4,057          53,220
Resizing costs                                        799        2,167            -          270           21           3,257
                                               -----------  -----------  -----------  -----------  -----------  --------------
Income (loss) from operations                   $  (9,430)   $  (1,543)   $  (4,745)   $ (11,917)   $  (4,078)   $    (31,713)
                                               ===========  ===========  ===========  ===========  ===========  ==============

Twelve months ended September 30, 2001:

Net revenue                                     $ 249,952    $ 150,945    $  37,216    $ 116,890    $       -    $    555,003
Cost of sales                                     166,359      110,570       31,274       84,401            -         392,604
                                               -----------  -----------  -----------  -----------  -----------  --------------
Gross profit                                       83,593       40,375        5,942       32,489            -         162,399
Operating costs                                   103,386       28,667       25,395       54,169       15,671         227,288
Resizing costs                                      2,223        2,421            -          270           52           4,966
Purchased in-process research and development           -            -            -       11,709            -          11,709
                                               -----------  -----------  -----------  -----------  -----------  --------------
Income (loss) from operations                   $ (22,016)   $   9,287    $ (19,453)   $ (33,659)   $ (15,723)   $    (81,564)
                                               ===========  ===========  ===========  ===========  ===========  ==============

(1)  Based on preliminary estimate of Goodwill Impairment.

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                        KULICKE & SOFFA INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEET
                                 (In thousands)

                                                                                                       (Unaudited)
                                                                                  September 30,       September 30,
                                                                                      2001                2002
                                                                                -----------------   ----------------
                                                            ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                       $        155,036    $         89,166
Short-term investments                                                                    47,892              22,134
Accounts and notes receivable (less allowance for doubtful
  accounts: 9/30/01 - $6,242; 9/30/02 - $6,033)                                           79,305              89,132
Inventories, net                                                                          74,364              50,887
Prepaid expenses and other current assets                                                  9,013              10,508
Deferred income taxes                                                                     15,282              16,072
                                                                                -----------------   -----------------

  TOTAL CURRENT ASSETS                                                                   380,892             277,899

Property, plant and equipment, net                                                       127,952              89,742
Intangible assets, (net of accumulated amortization:
  9/30/01 - $9,416; 9/30/02 - $19,230)                                                   103,525              75,509
Goodwill                                                                                 150,474              87,107  (1)
Other assets                                                                              14,583               8,425
                                                                                -----------------   -----------------

  TOTAL ASSETS                                                                  $        777,426    $        538,682
                                                                                =================   =================

                                             LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Debt due within one year                                                        $            753    $            186
Accounts payable                                                                          51,420              55,659
Accrued expenses                                                                          48,965              52,581
Income taxes payable                                                                      14,399               9,660
                                                                                -----------------   -----------------

  TOTAL CURRENT LIABILITIES                                                              115,537             118,086

Long term debt                                                                           301,511             300,393
Other liabilities                                                                         13,777              14,106
Deferred taxes                                                                             8,054              36,774
                                                                                -----------------   -----------------

  TOTAL LIABILITIES                                                                      438,879             469,359
                                                                                -----------------   -----------------

SHAREHOLDERS' EQUITY
Common stock, without par value                                                          193,058             199,886
Retained earnings / (deficit)                                                            155,012            (119,103)
Accumulated other comprehensive loss                                                      (9,523)            (11,460)
                                                                                -----------------   -----------------
  TOTAL SHAREHOLDERS' EQUITY                                                             338,547              69,323
                                                                                -----------------   -----------------
  TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY                                                      $        777,426    $        538,682
                                                                                =================   =================

(1)  Based on preliminary estimate of Goodwill Impairment.